Exhibit 99.2

McLaren Technology Acquisition Corp. Announces Closing of $201,250,000 Initial Public Offering

Irvine, CA, Nov. 05, 2021 (GLOBE NEWSWIRE) -- McLaren Technology Acquisition Corp. (the “Company”) announced today that it closed its initial public offering of 20,125,000 units, including 2,625,000 units issued to the underwriters upon full exercise of their over-allotment option, at $10.00 per unit. The units are listed on the Nasdaq Global Market (“Nasdaq”) and began trading on Wednesday, November 3, 2021, under the ticker symbol “MLAIU”. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “MLAI” and “MLAIW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business, industry or geographic location, it intends to focus its search on companies within the banking, financial services and insurance sector that leverage artificial intelligence, machine learning, digital, technology, and fintech. The Company is led by Chairman and Chief Executive Officer, Sajan Pillai, Chairman of McLaren Strategic Ventures Holdings Group and former Chief Executive Officer of UST Global, President and Director, John Vilina, CFO/COO of McLaren Strategic Ventures Holdings Group, Chief Operating Officer, Murali Gopalan, Head of Consulting/Advisory for McLaren Strategic Solutions and former Chief Commercial Officer of UST Global, and Chief Financial Officer, Rajeev Nair, President of Techurate USA.

Mizuho Securities USA LLC (“Mizuho”) acted as the sole book running manager for the offering.

Of the proceeds received from the consummation of the initial public offering, the simultaneous private placement of warrants and the private sale of an aggregate of 300,000 shares of Class B common stock of the Company, par value $0.0001 per share, to Mizuho, $205,275,000 (or $10.20 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of November 5, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering, the private placement of warrants and the sale of Class B common stock will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

The offering was made only by means of a prospectus.  Copies of the prospectus may be obtained, when available, from Mizuho, Attention: Equity Capital Markets, 1271 Avenue of the Americas, New York 10020; Telephone: 212-205-7600.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on November 2, 2021.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Sajan Pillai

McLaren Technology Acquisition Corp.

(949) 989-4638